EXHIBIT 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-4 of Southern California Bancorp (the “Company”) of our report dated March 15, 2024, relating to the Company’s consolidated financial statements appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, filed with the Securities and Exchange Commission, and to the reference to our firm under the heading “Experts” in the joint proxy statement/prospectus, which is part of this Registration Statement.

/s/ Eide Bailly LLP
Eide Bailly LLP
Laguna Hills, California
May 15, 2024

1